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                                                                    Exhibit 23.2

                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the 1994 Stock Plan, the 1995 Directors' Stock Plan, the 1998 Supplemental Stock Plan, and the 2000 Stock Plan of Connetics Corporation and to the incorporation by reference of our report dated January 13, 1999 with respect to the financial statements of Connetics Corporation included in the its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.



                                       ERNST & YOUNG LLP

                                       /s/ Ernst & Young LLP
                                       --------------------------

Palo Alto, California
August 12, 1999